UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2025

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

On December 10, 2025, Treasure Global Inc (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers in a registered direct offering an aggregate of 250,000 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, at an offering price of $10.00 per share (such registered direct offering, the “Offering”) for aggregate gross proceeds of approximately $2,500,000, before deducting Offering fees and expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The closing of the Offering occurred on December 11, 2025.

In connection with the Offering, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with D. Boral Capital LLC (the “Placement Agent”), pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 7% of the aggregate gross proceeds of the Offering, and (ii) reimbursed the Placement Agent for certain expenses and legal fees for up to $80,000.

The Offering was made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-278171) (the “Registration Statement”) that was declared effective by the Securities and Exchange Commission (the “Commission”) on March 29, 2024, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated December 10, 2025, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Registration Statement, the base prospectus and the prospectus supplement relating are available on the SEC’s website at www.sec.gov.

In connection with the Offering, the Company agreed, for a period of thirty (30) days after the closing of the Offering, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case subject to certain exception as contemplated by the Purchase Agreement.

The foregoing summaries of the Purchase Agreement and Placement Agency Agreement do not purport to be complete and are subject to and are qualified in their entirety by copies of such documents filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock of the Company, nor shall there be any sale of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ITEM 8.01 Other Events.

On December 10, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On December 12, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
99.1	Press Release, dated December 10, 2025
99.2	Press Release, dated December 12, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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